Leatt Corp Earnings for the First Quarter ended March 31, 2015

Revenue Up by 14.1%, Buoyed by New Products

CAPE TOWN, South Africa, May 13, 2015 – Leatt Corporation (OTCQB: LEAT) today announced its financial results for the first quarter ended March 31, 2015. Leatt Corporation develops and markets protective equipment and ancillary products for all forms of sports, especially extreme high-velocity sports. All financial numbers are in US dollars.

First Quarter Highlights

  Revenues were $4.0 million compared to $3.5 million in 2014 first quarter, representing a 14% increase in revenues year-to-year.

  Sales of the Leatt C Frame Knee Brace boosted sales of the body armor category by 45% year-to- year.

  Earnings of $54,105 or $0.01 per share for the quarter, versus a loss of $340,886 or $0.07 loss per share in the year-earlier period.

“The first-quarter growth and profit continues the upward growth trend reported over the past few quarters,” said Leatt CEO, Sean Macdonald. “And while the first quarter has historically been our weakest quarter, we were able to achieve a modest profit in the first quarter for the first time in 6 years. We are pleased with the enthusiastic acceptance of our new C Frame Knee Brace, and by the successful registration with the United States Food and Drug Administration (FDA) of our knee and shoulder brace as Class 1 Medical Devices in the USA. Not only is revenue increasing overall, but growth is continuing to build for our higher margin products.”

In spite of higher revenues and a modest increase in R&D expense, the Company kept a careful watch on expenses resulting in a 5.3% decline in overall operating expenses during the quarter, aided by a decline in litigation expenses year-to-year.

Cash and equivalents grew to $893,165 at March 31, 2015, compared to $724,707 at December 31, 2014. Current liabilities dropped steeply, resulting in a current ratio of 4.3:1. There were no long-term liabilities as of March 31, 2015, and stockholders’ equity was $7.2 million.

“We are proud of these first fruits of our product expansion strategy, which we believe are significant improvements on existing products in the market," added Dr. Christopher James Leatt, Leatt’s Head of Research and Development. "We are particularly proud of our innovative, lightweight and maximally-ventilated DBX and GPX helmets which we expect will be game-changers for the Company and its customers as they launch us, for the first time, into the arena of helmeted sports. We believe that our helmet design will help protect against concussion more effectively than other designs currently available on the market. We intend our helmets to follow in the footsteps of our neck braces to become the gold standard for sport safety worldwide.”

Conference Call:

The Company will host a conference call at 11:00 am Eastern Time on May 13, 2015, to discuss the first quarter 2015 results.

Participants should dial in to the call ten minutes before the scheduled time, using the following numbers: 1-888-348-8777 (USA) or +1-412-902-4245 (international) to access the call.

Audio Webcast:

There will also be a simultaneous live webcast through the Company’s website, www.leatt-corp.com. Participants should register on the website approximately ten minutes prior to the start of the webcast.

Replay:

An audio replay of the conference call will be available for seven days and can be accessed by dialing 1-877-870-5176 or +1-858-384-5517 (international) and using passcode 10065530.

For those unable to attend the call, a recording of the live webcast, will be archived shortly following the event for 30 days on the Company’s website.

About Leatt Corporation

Leatt Corporation develops personal protective equipment and ancillary products for all forms of sports, especially extreme motor sports. The Leatt-Brace® is an award-winning neck brace system considered the gold standard for neck protection for anyone wearing a crash helmet as a form of protection. It was designed for participants in extreme sports or riding motorcycles, bicycles, mountain bicycles, all-terrain vehicles, snowmobiles and other vehicles. For more information, visit: www.leatt-corp.com | www.leatt.com

Forward-looking Statements

This press release may contain forward-looking statements regarding Leatt Corporation (the “Company”) within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the significance of United States approval of the Company's knee and shoulder braces, and the likelihood that the Company will see increased revenue in connection with sales of these products as medical devices; the financial outlook of the Company and the likelihood that demand for the Company’s innovative new products will continue to increase through 2015 and that these products will achieve the gold standard set by the Leatt Brace; the general ability of the Company to achieve its commercial objectives, including its plan to develop additional brace and protection lines that will protect more people in more sports; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," “should,” “could,” "intends," or "projects" or similar expressions, and involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, which factors or uncertainties may be beyond our ability to foresee or control. Other risk factors include the status of the Company’s common stock as a “penny stock” and those listed in other reports posted on The OTC Markets Group, Inc.

Contacts:

Leatt Corporation
Sean Macdonald
Chief Executive Officer
Sean.Macdonald@leatt-brace.com
+ (27) 21 557 7257

Allen & Caron, Inc.
Michael Mason (Investors)
michaelm@allencaron.com
(212) 691-8087

Len Hall (Media)
len@allencaron.com
(949) 474-4300

– Financial Tables Follow –

LEATT CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2015 and 2014

LEATT CORPORATION
CONSOLIDATED BALANCE SHEETS
ASSETS

	March 31, 2015	December 31, 2014
	Unaudited	Audited
Current Assets
Cash and cash equivalents	$893,165	$724,707
Short-term investments	58,156	58,153
Accounts receivable	1,643,957	4,239,298
Inventory	4,119,980	3,403,854
Payments in advance	394,353	345,406
Income tax refunds receivable	299	25,299
Deferred tax asset	108,000	108,000
Prepaid expenses and other current assets	718,845	994,003
Total current assets	7,936,755	9,898,720

Property and equipment, net	925,202	995,537

Other Assets
Other receivables	180,000	210,000
Deposits	17,798	17,980
Intangible assets	78,081	81,323
Total other assets	275,879	309,303

Total Assets	$9,137,836	$11,203,560

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$1,318,373	$2,980,885
Income taxes payable	196,000	331,000
Short term loan, net of finance charges	349,003	626,129
Total current liabilities	1,863,376	3,938,014

Deferred tax liabilities	88,268	88,468

Commitments and contingencies

Stockholders' Equity
Preferred stock, $.001 par value, 1,120,000 shares authorized, 120,000 shares issued and outstanding	3,000	3,000
Common stock, $.001 par value, 28,000,000 shares authorized, 5,200,623 shares issued and outstanding	130,008	130,008
Additional paid - in capital	7,315,614	7,314,136
Accumulated other comprehensive loss	(424,900)	(378,431)
Retained earnings	162,470	108,365
Total stockholders' equity	7,186,192	7,177,078

Total Liabilities and Stockholders' Equity	$9,137,836	$11,203,560

LEATT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31
	2015	2014
	Unaudited	Unaudited

Revenues	$4,021,455	$3,523,475

Cost of Revenues	1,844,195	1,627,774

Gross Profit	2,177,260	1,895,701

Product Royalty Income	51,533	20,815

Operating Expenses
Salaries and wages	606,178	527,046
Commissions and consulting expenses	185,908	166,017
Professional fees	214,773	334,056
Advertising and marketing	261,442	285,394
Office rent and expenses	60,508	60,118
Research and development costs	292,717	281,292
Bad debt expense	-	22,072
General and administrative expenses	425,216	504,954
Depreciation	92,803	77,519
Total operating expenses	2,139,545	2,258,468

Income (Loss) from Operations	89,248	(341,952)

Other Income
Interest and other income, net	442	1,066
Total other income	442	1,066
Income (Loss) Before Income Taxes	89,690	(340,886)

Income Taxes	35,585	-

Net Income (Loss) Available to Common Shareholders	$54,105	$(340,886)

Net Income (Loss) per Common Share
Basic	$0.01	$(0.07)
Diluted	$0.01	$(0.07)

Weighted Average Number of Common Shares Outstanding
Basic	5,200,623	5,200,623
Diluted	5,467,160	5,200,623

Comprehensive Income (Loss)
Net Income (loss)	$54,105	$(340,886)
Other comprehensive income (loss), net of $0 and $0 deferred income taxes in 2015 and 2014
Foreign currency translation	(46,469)	5,171

Total Comprehensive Income (Loss)	$7,636	$(335,715)